                                 EXHIBIT INDEX

(a)(4) Articles of Amendment to the Articles of Incorporation, dated April 21, 2006.

(d)(1) Investment Management Services Agreement, dated May 1, 2006, between Registrant and RiverSource Investments, LLC.

(q)(1) Directors/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated April 12, 2006.